EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

1.        Subscription.  Rackwise, Inc., a Nevada corporation (the “Company”), is offering (the “Offering”) up to an aggregate of $9,346,703 in face or principal amount of its Series A 12% Secured Three Year Convertible Notes (the “Notes”) at an aggregate purchase price of $8,505,500 to the subscribers set forth on the signature page hereof (each a “Purchaser”, and collectively, the “Purchaser”). The Notes are being offered at a purchase price equal to 91% of the principal or face amount of the Notes. Each of the undersigned Purchasers, intending to be legally bound, hereby irrevocably agrees to purchase from the Company, the number of Notes in the aggregate principal amount and at the aggregate purchase price set forth on the signature page hereof. The form of the Notes is annexed hereto as Exhibit A.

(a)                Maturity:  The Notes mature three years from the date of issuance.

(b)               Conversion:  The Notes are convertible at any time prior to maturity, in whole or in part, at the Purchaser’s sole option, into units of the Company’s securities (the “Units”). The first $6,046,703 in principal amount of Notes offered and sold are convertible into Units at a conversion price of $0.50 (the “Conversion Price”) per Unit (collectively, the “Initial Units”). Each Initial Unit shall consist of one share (the “Initial Unit Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and one five year common stock purchase warrant with an exercise price of $0.625 per share (the “Initial Unit Warrants”). The remaining principal amount of Notes to be offered and sold are convertible into Units (the “Subsequent Units”) at a conversion price of $0.75 per Subsequent Unit. Each Subsequent Unit shall consist of one share of Common Stock (the “Subsequent Unit Shares”, and together with the Initial Unit Shares, the “Unit Shares”) and one five year common stock purchase warrant with an exercise price of $0.94 per share (the “Subsequent Unit Warrants”). The shares underlying the Initial Unit Warrants are hereinafter referred to as the “Initial Unit Warrant Shares” and the shares underlying the Subsequent Unit Warrants are hereinafter referred to as the “Subsequent Unit Warrant Shares” (together with the Initial Unit Warrant Shares, the “Warrant Shares”). While the Notes remain outstanding, the Conversion prices for the Units are subject to weighted average anti-dilution and proportional adjustments subject to customary exceptions including issuances as provided in the Notes.

(c)                Denominations:  The Notes shall be issued in face amount denominations of $1,000 or such larger denominations as mutually agreed to by the Company and each Purchaser.

(d)               Interest:  The Notes shall bear interest at the rate of 12% per annum payable quarterly in arrears. During the first year of the term of the Notes, until such time that the Company achieves positive cash flow for a minimum of two successive fiscal quarters, at the sole option of the Company interest payable in any quarter may be paid-in-kind and added to the balance of the Notes quarterly in arrears.

Upon the occurrence and during the continuance of an Event of Default (as such term is defined in the Notes) the rate of interest payable on the Notes shall be increased to a rate of 18% per annum. Payments of interest at the 18% default rate are not payable in kind.

(e)                Timing of Note Purchases.  It is intended that the Purchasers shall purchase an initial tranche of $3,296,703 in principal amount of Notes on May 7, 2014 and additional tranches, each in the amount of at least $250,000, on the 15th day of each month thereafter (the “Subsequent Funding Date”). The Company may, in its sole discretion, determine to accept lesser amounts from the Purchasers on each Subsequent Funding Date. If, following the purchase of the final tranche by the Purchasers, the Company requests Purchasers to make additional purchases of the Notes, the Purchasers may do so on the same terms provided for herein. The Purchasers intend to purchase Notes on the dates and in the amounts indicated but is under no obligation to do so.

(f)                Security:  Subject to the Permitted Liens set forth in Schedule 1(f) hereto, the Notes will be secured by a security interest in and lien on all now owned or hereafter acquired assets of the Company and its subsidiaries, pursuant to a Security Agreement between the Company and the Purchasers in the form annexed hereto as Exhibit B.

(g)                Rank:  Except for the Permitted Liens set forth in Schedule 1(f) hereto, the Notes will rank senior in priority to all existing and future indebtedness of the Company.

(h)               Registration:  Upon the Purchasers having advanced a minimum of $2,500,000 in funding through the conversion of Company debt or otherwise, the Purchasers shall have demand registration rights with respect to the Unit Shares and Warrant Shares. Thereunder, the Purchasers owning a majority of the Unit Shares and Warrant Shares may, on a one time basis, request that the Company, within 90 days of such request, file a registration statement on Form S-1 or such other form as applicable (the “Registration Statement”) to register the shares comprising the Unit Shares and the Warrant Shares. Such Registration Statement will attempt to register all of the Unit Shares and Warrant Shares issuable upon an assumed full conversion of $9,346,703 in principal amount of the Notes, including any accrued and unpaid interest thereon. The Registration Statement may also include shares issuable in an ongoing private placement of Company securities and/or securities that were issued in a private placement of Company securities which closed within 90 days of the achievement of the Threshold Amount. The Company will use its best efforts to have such Registration Statement declared effective within 90 days of the initial filing date thereof and to keep such Registration Statement effective until the earlier of (x) one (1) year from the effective date of the Registration Statement, (y) until all of the Unit Shares and Warrant Shares can be sold without restriction under Rule 144 or (z) the date when all of the Unit Shares and Warrant Shares have been sold (the “Effectiveness Period”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Purchasers shall have no further right to offer or sell any of the Unit Shares and Warrant Shares registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto).

(i)                 Purchaser’s Option:  If the Purchasers purchase an aggregate of $6,046,703 in principal amount of Notes under and in accordance with the terms of one or more of these Subscription Agreements (this “Agreement”), the Purchasers will be given a six month option, commencing upon the completion of the Offering, to purchase up to an additional $5,000,000 in principal amount of Notes on the same terms and condition as the Notes purchased hereunder except that the Unit conversion price shall be $1.20 per Unit and the Unit Warrants shall have an exercise price of $1.50 per share.

(j)                 Use of Proceeds:  The net cash proceeds of the Offering shall be used by the Company as general working capital.

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(k)               Prepayment:  Subject to each Purchaser’s right to convert the Notes, upon 20 days prior written notice by the Company to the Purchaser, the Company may, commencing one year after the respective issuance date for the Notes, prepay the Notes prior to maturity.

(l)                 Transaction Fees:  In connection with and at the time of each closing of Note subscriptions hereunder, each Purchaser or its assigns shall be entitled to a cash structuring fee equal to 7.5% of the aggregate amount of capital provided by such Purchaser in connection with the purchase of the Notes. In addition, such Purchaser will receive units (the “Purchaser Fee Units”), with each Purchaser Fee Unit consisting of one share of Common Stock and one five-year warrant (the “Unit Warrants”) exercisable for the purchase of one share of Common Stock. Each Purchaser shall be entitled to receive Purchase Fee Units at the rate of 0.075 Purchase Fee Units for every $0.50 advanced by such Purchaser hereunder in connection with the purchase of the first $6,046,703 in principal amount of Notes. This will equate to 150 Purchase Fee Units for every $1,000 invested. The first 825,375 Purchase Fee Units, which is the number of Purchase Fee Units issuable against the first $6,046,703 in principal amount of Notes sold at a purchase price of $5,502,500, shall contain Unit Warrants exercisable at a price of $0.625 per share. Each Purchaser shall be entitled to receive Purchase Fee Units at the rate of $0.075 Purchase Fee Units for every $0.75 advanced by such Purchaser hereunder in connection with the purchase of the remaining $3,300,000 in principal amount of Notes sold at a purchase price of $3,003,000. This will equate to 100 Purchase Fee Units for each $1,000 in principal amount of Notes purchased at a purchase price of $910. The remaining Purchase Fee Units shall contain Unit Warrants exercisable at a price of $0.94 per share. The Company does not have the cash assets to pay the $225,000 cash structuring fee due on the initial purchase of $3,296,703 in principal amount of Notes. The Company’s obligation to pay such cash structuring fee shall remain as a debt obligation on the Company’s books. If the Company is unable to pay the cash structuring fee by October 31, 2014, the Purchasers shall have the option to convert the cash structuring fee into 450,000 common shares of the Company and 16,452 five year share purchase warrants each exercisable to purchase one share of the Company’s common stock at a price of $0.01 per share.

(m)             Expense Reimbursement:  The Company shall reimburse Purchasers for all reasonable out of pocket fees, costs and expenses incurred by the Purchasers relating to the purchase of the Notes and related transactions including, but not limited to, diligence investigation costs and document preparation and negotiation up to a maximum of $25,000 in the aggregate for all Purchasers. Purchasers will be responsible for the payment of any Finder Fees or commission applicable to the offer and sale of the Notes.

(n)               Exclusivity:  At such time that $1,000,000 or more has been provided to the Company through Note subscriptions of such Purchaser, such Purchaser shall have the exclusive right to purchase the Notes on the terms provided herein until the following Subsequent Funding Date. Such exclusive right is conditioned upon Purchaser subscribing for Notes in the amount and at the times contemplated by this Subscription Agreement. During the exclusivity period, the Company shall not directly or indirectly solicit, encourage, initiate or provide any information to any person, entity or group, other than the Purchasers, concerning the Notes or related matters that would conflict with, or preclude, consummation of the purchase of the Notes.

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(o)               Events of Default:  The Notes contain such customary events of default as are set forth therein.

(p)               Right of First Refusal:  At such time that $3,000,000 or more has been provided to the Company through Note subscriptions of a Purchaser, such Purchaser shall have the right, for a period of three years from the completion of the Offering, to participate in subsequent (i) debt financings by the Company, based on such Purchaser’s pro rata ownership of the Notes, and (ii) equity financings by the Company, based on such Purchaser’s pro rata equity ownership of Common Stock, on a fully-diluted basis.

(q)               Purchaser:  For purposes of this Agreement, Purchaser or Purchasers shall mean Rackwise Funding II LLC, a Colorado limited liability corporation formed by Black Diamond Financial Group, LLC and assigns of Rackwise Funding II LLC.

(r)                 Right to Appoint Board Members.  At such time that $3,000,000 or more has been provided to the Company through Note subscriptions of the Purchaser, the Purchaser shall have the right to appoint two new members to the Company’s board of directors which, following such appointments, shall consist of seven members.

2.        Offering.  This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, as amended, modified or supplemented from time to time, including all attachments, schedules and exhibits hereto, relating to the Offering. Subject to Section 1, no minimum amount of Notes must be sold to close and complete the Offering.

3.        Payment.  Except with respect to the initial $3,296,703 in Note subscriptions involving a debt conversion, the Purchaser will send directly a check payable to, or will make a wire transfer payment to the Company, in the full amount of the purchase price of the Notes being subscribed for. Wire transfer instructions are set forth under the heading “To subscribe for Notes in the private offering of Rackwise, Inc.” Together with a check for, or wire transfer of, the full Purchase Price, the Purchaser is delivering a completed and executed Signature Page to this Subscription Agreement, together with the Purchaser’s completed Accredited Investor Certification, Investor Profile and Anti-Money Laundering Information Form, in the form attached to this Subscription Agreement, and any other documents, agreements, supplements and additions thereto required by the Company (collectively, the “Subscription Documents”).

4.        Deposit of Funds.  The initial closing of the purchase and sale of the Notes (the “Closing”) shall take place as soon as practicable following the execution by the Purchaser of this Subscription Agreement. There will be multiple Closings until such time as all the Notes offered pursuant to this Subscription Agreement are sold (the date of any such Closing is hereinafter referred to as a “Closing Date”). Subject to the satisfaction of the terms and conditions of this Subscription Agreement, on each Closing Date, (i) the Purchaser shall deliver to the Company or to persons as otherwise directed by the Company the full Purchase Price for the Notes to be issued and sold by the Company to the Purchaser on such Closing Date, and (ii) the Company shall promptly thereafter deliver directly to the Purchaser the Notes, in the full principal amount being purchased at such Closing, duly executed on behalf of the Company. The last of such Closings will occur when all of the Notes offered hereby have been sold or the Company determines to terminate the Offering (i) due to the failure of Purchaser to meet the minimum monthly funding requirements (a “Funding Failure”) or (ii) as the result of the mutual agreement of the Company and the Purchaser. Notwithstanding the foregoing, the Company must give Purchaser a minimum of 15 days prior written notice (the “Notice Period”) of its determination to terminate the Offering due to a Funding Failure. During the Notice Period, Purchaser shall have the right to cure such Funding Failure. Each Closing shall occur on a Closing Date at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022 (or such other place as is mutually agreed to by the Company and the Purchaser).

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5.        Acceptance of Subscription.  The Purchaser understands and agrees that the Company, in its sole and absolute discretion, reserves the right to accept or reject this or any other subscription for Notes, in whole or in part, prior to the Closing of such Notes, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If a subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

6.        Representations and Warranties of the Purchasers.  Each Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)                None of the Notes, the Units, the Unit Warrants, the Unit Shares or the Warrants Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Notes is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)               Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received this Subscription Agreement and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(c)                Neither the SEC nor any state securities commission or other regulatory authority has approved the Notes, the Units, the Unit Warrants, the Unit Shares or the Warrants Shares or passed upon or endorsed the merits of the offering of the Notes;

(d)               All documents, records, and books pertaining to the investment in the Notes have been made available for inspection by the Purchaser and its Advisers, if any;

(e)                The Purchaser and/or its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Notes and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

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(f)                In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated herein;

(g)                The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Notes and is not subscribing for the Notes and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)               The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby;

(i)                 The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Notes, the Units, the Unit Warrants, the Unit Shares and the Warrants Shares and the Company and to make an informed investment decision with respect thereto;

(j)                 The Purchaser is not relying on the Company, or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Notes, the Units, the Unit Warrants, the Unit Shares and the Warrants Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(k)               The Purchaser is acquiring the Notes solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. Except as permitted by such Purchaser’s constituent documents, the Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Notes, the Units, the Unit Warrants, the Unit Shares or the Warrants Shares, and the Purchaser has no plans to enter into any such agreement or arrangement;

(l)                 The Purchaser must bear the substantial economic risks of the investment in the Notes indefinitely because neither the Notes or any of the securities issuable upon conversion of the Notes may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available (including, without limitation, under Regulation S). Legends to the following effect shall be placed on the Notes and the securities issuable upon conversion of the Notes to the effect that they have not been registered under the Securities Act or applicable state securities laws:

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THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH (I) REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE, (II) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IF AVAILABLE, OR (III) UNDER AN EFFECTIVE REGISTRATION STATEMENT, AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF, MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. RELIANCE ON AN EXEMPTION FROM REGISTRATION WILL REQUIRE THE HOLDER TO PROVIDE THE COMPANY WITH AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION MUST BE SATISFACTORY TO THE COMPANY.

Appropriate notations will be made in the Company’s stock books to the effect that the securities issuable upon conversion of the Notes have not been registered under the Securities Act or applicable state securities laws. Stop transfer instructions will be placed with the transfer agent with respect to the Unit Shares and Warrants Shares and on the Company’s books with respect to the Notes, Units and Unit Warrants. The Company has agreed that purchasers of the Notes will have, with respect to the shares of Common Stock comprising the Unit Shares and Warrant Shares demand registration rights, the terms of which are discussed in Section 1(h). Notwithstanding such registration rights, there can be no assurance that there will be any market for resale of the Unit Shares and Warrants Shares, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(m)             The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Notes for an indefinite period of time;

(n)               The Purchaser is aware that an investment in the Notes is high risk, involving a number of very significant risks and has carefully read and considered the matters set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, filed with the SEC on April 15, 2014 (File No. 000-54519) and, in particular, acknowledges that the Company has a limited operating history, has had operating losses since inception, and is engaged in a highly competitive business;

(o)               The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D and as set forth on the Accredited Investor Certification contained herein.

(p)               The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Notes, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities underlying the Notes, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

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(q)        The Purchaser and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and all such other information that the Purchaser and/or its Advisors have requested and deemed material to making an informed investment decision regarding its securities. The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained herein and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or the Advisers, including the annual reports, quarterly reports, current reports, registration statements and other information filed by the Company with the SEC (see www.sec.gov), and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers;

(r)        Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of the Notes. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Notes;

(s)        The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development-stage companies with limited operating histories. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

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(t)        The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make this investment;

(u)        The Purchaser acknowledges that any estimates or forward-looking statements or projections included in this Subscription Agreement were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

(v)        No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained herein;

(w)        Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

(x)        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. RELIANCE ON AN EXEMPTION FROM REGISTRATION WILL REQUIRE THE HOLDER TO PROVIDE THE COMPANY WITH AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION MUST BE SATISFACTORY TO THE COMPANY. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

The Purchaser acknowledges that the Company was, until September 27, 2012, a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the Commission reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Notes and the securities underlying the Notes cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

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(y)        In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. The Purchaser should be aware that it will be required to bear the financial risks of this investment for an indefinite period of time.

(z)        In evaluating the suitability of an investment in the Units, the Purchaser has read and is making the representations set forth in Exhibit C to this Agreement.

(aa)         The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(bb)        To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

1  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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(cc)        To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(dd)        If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(ee)        The Purchaser acknowledges that the net cash proceeds from the Offering shall be used by the Company as general working capital.

(ff)        The Purchaser will not engage in any short sales with respect to the Common Stock until the later of maturity or full conversion of the Purchaser’s Notes.

7.	Representations and Warranties of the Company. Except as otherwise disclosed herein or in the Company’s SEC Filings (as defined below) the Company represents and warrants to each Purchaser that:

(a)        The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(b)        (i) The Company has the requisite corporate power and authority to enter into and perform this Subscription Agreement, the Security Agreement, the Notes, the Warrants and all other documents necessary or desirable to effect the transactions contemplated hereby (collectively with any other documents or agreements executed in connection with the transactions contemplated hereunder, the “Transaction Documents”) to which it is a party and to issue the Notes, Initial Units, if any, Subsequent Units, if any, Initial Unit Warrants, if any, Subsequent Unit Warrants, if any, Initial Unit Shares, if any, Initial Warrant Shares, if any, Initial Unit Warrant Shares, if any, and the Subsequent Unit Warrants Shares, if any (the Notes, Initial Units, Subsequent Units, Initial Unit Shares, Subsequent Unit Shares, Initial Unit Warrants, Initial Unit Warrant Shares and Subsequent Unit Warrant Shares are collectively referred to herein as the “Securities”), in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Subscription Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities have been duly authorized by the Company’s Board of Directors (the “Board of Directors”) and no further consent or authorization is required by the Company, the Board of Directors or the Company’s stockholders, (iii) the Transaction Documents will be duly executed and delivered by the Company or its subsidiary (as applicable), (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company or its subsidiary (as applicable) enforceable against the Company or its subsidiary (as applicable) in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)        The authorized and outstanding capital stock of the Company is described in the SEC filings. Except as set forth in the SEC Filings or as contemplated by the Transaction Documents, there are no subscriptions, convertible securities, options, warrants or other rights (contingent or otherwise) currently outstanding to purchase any of the authorized but unissued capital stock of the Company. Except as set forth in the SEC filings or as contemplated by the Transaction Documents, the Company has no obligation to issue shares of its capital stock, or subscriptions, convertible securities, options, warrants, or other rights (contingent or otherwise) to purchase any shares of its capital stock or to distribute to holders of any of its equity securities, any evidence of indebtedness or asset. No shares of the Company’s capital stock are subject to a right of withdrawal or a right of rescission under any applicable securities law. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. To the knowledge of the Company, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under any applicable securities laws, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company.

(d)        The Notes are and, if applicable, the securities issuable upon conversion thereof will be duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.

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(e)        The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation of the Company (the “Articles of Incorporation”), any certificate of designations of any outstanding series of preferred stock of the Company or the By-Laws of the Company (the “By-Laws”) or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company (a “Material Adverse Effect”). Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under its Articles of Incorporation or By-Laws. Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except to the extent it could reasonably be expected not to have a Material Adverse Effect. Except as specifically contemplated by this Subscription Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Subscription Agreement or the Escrow Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)        Since September 27, 2011, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Filings”). The SEC Filings are available to the Purchasers via the SEC’s EDGAR system. As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements of the Company included in the Company’s SEC Filings for the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent unaudited interim financial statements included in the Company’s SEC Filings (collectively, the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the SEC Filings. No other information provided by or on behalf of the Company to the Purchaser including, without limitation, information referred to in this Subscription Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(g)        Except as set forth in the SEC filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Subscription Agreement or any of the documents contemplated herein, or (ii) have a Material Adverse Effect.

(h)        The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Subscription Agreement and the transactions contemplated hereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Subscription Agreement and the transactions contemplated hereby and any advice given by such Purchaser or any of their respective representatives or agents in connection with this Subscription Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into this Subscription Agreement has been based solely on the independent evaluation by the Company and its representatives.

(i)        Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of any of the Securities.

(j)        Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(k)        The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. None of the Company’s employees is a member of a union, and the Company believes that its relations with its one employee are good.

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(l)        The Company does not own any real property. Except as set forth herein (including, without limitation on Schedule 1(f) or in the SEC filings (the “Permitted Liens”)), the Company has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Company Material Adverse Effect. Except as set forth in the SEC filings, with respect to properties and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

(m)        Except as otherwise provided in this Subscription Agreement, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(n)        The Company acknowledges that the Purchasers are relying on the representations and warranties made by the Company hereunder and in the Company’s SEC Filings and that such representations and warranties are a material inducement to the Purchasers purchasing the Notes. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchasers would not enter into this Subscription Agreement.

(o)        The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Subscription Agreement.

(p)        Neither the Company nor any subsidiary of the Company nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the OFAC.

(q)        Except as described in Schedule 1(f), no indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

8.                  Indemnification.  The Purchaser agrees to fully indemnify and hold harmless the Company, and its officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

9.                  Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

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10.              Modification.  This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

11.              Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at 2365 Iron Point Road, Suite 190, Folsom, CA 95630, Attn: Guy A. Archbold, CEO, with a copy to Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY 10022, Attn: Adam S. Gottbetter, Esq., or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12.              Assignability.  Except as otherwise provided herein, this Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Notes and the underlying securities shall be made only in accordance with all applicable laws.

13.              Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts to be wholly performed within said State.

14.              Arbitration/Mediation. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO the exclusive jurisdiction of finra ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS SUBSCRIPTION AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEw york. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

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15.              Blue Sky Qualification.  The purchase of Notes under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

16.              Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

17.              Confidentiality.  The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

18.              Miscellaneous.

(a)             This Subscription Agreement, together with the attached Exhibits constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. In the event that any signature is delivered by facsimile transmission or by electronic delivery of a data file containing an electronic facsimile of a signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile were an original thereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

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(b)            The representations and warranties of the Company and the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Notes.

(c)             Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)            This Subscription Agreement may be executed in one or more counterparts each of which may be executed by less than all of the parties and shall be deemed an original, but all of which shall together constitute one and the same instrument, enforceable against the parties actually executing such counterparts. The exchange of copies of the Subscription Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Subscription Agreement as to the parties and may be used in lieu of the original Subscription Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

(e)             Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)             Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

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To subscribe for Notes in the private offering of Rackwise, Inc.:

1.	Date and Fill in the principal/fact amount of the Notes being purchased and the purchase price therefor and Complete and Sign the Signature Page of the Subscription Agreement.

2.	Complete and Sign the Anti-Money Laundering Information Form.

3.	Initial the Accredited Investor Certification page attached to this letter.

4.	Complete and Sign the Investor Profile.

5.	Fax or email all forms and then send all signed original documents to:

Rackwise, Inc.

2365 Iron Point Road, Suite 190

Folsom, CA 95630

Attention: Dorella Sanakidis

Email:  dsanakidis@rackwise.com

6.	If you are paying the Purchase Price by check, a check for the exact dollar amount of the Purchase Price for the number of Units you are offering to purchase should be made payable to the order of “Rackwise, Inc.” and should be sent to Rackwise, Inc., at 2365 Iron Point Road, Suite 190, Folsom, CA 95630, Attention: Guy Archbold, CEO.

7.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price of the number of PPO Units you are offering to purchase according to instructions provided by the Company.

RACKWISE, INC.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND SECURITY AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of $_______ in principal/face amount of Notes (NOTE: to be completed by the Company) at an aggregate price of $_______ or $910 for each $1,000 of Notes purchased (NOTE: to be completed by Purchaser) and executes the omnibus signature pages to the Subscription Agreement and the Security Agreement.

Date (NOTE: to be completed by Purchaser):

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust	Federal Taxpayer Identification Number

By:
Name: Title:	State of Organization

Date	Address

RACKWISE, INC., a Nevada corporation

By:
Name:
Title:

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:
LEGAL ADDRESS:

SSN# or TAX ID# OF INVESTOR:
YEARLY INCOME:
FOR INVESTORS WHO ARE INDIVIDUALS: AGE:
NET WORTH:	*

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:
ADDRESS OF BUSINESS OR OF EMPLOYER:

INVESTMENT OBJECTIVE(S):

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________

(Circle one or more)

Signature:  _______________________________________

Print Name:  _____________________________________

Title (if applicable):  ________________________________

Date:  __________________________________________

RACKWISE, INC.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______	I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Rackwise, Inc.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

For Non-U.S. Person Investors

(all Investors who are not a U.S. Person must INITIAL this section):

Initial _______	The investor is not a “U.S. Person” as defined in Regulation S; and specifically the investor is not:

A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);

B.	a partnership or corporation organized or incorporated under the laws of the United States;

C.	an estate of which any executor or administrator is a U.S. Person;

D.	a trust of which any trustee is a U.S. Person;

E.	an agency or branch of a foreign entity located in the United States;

F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

H.	a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

And, in addition:

I.	the investor was not offered the securities in the United States;

J.	at the time the buy-order for the securities was originated, the investor was outside the United States; and

K.	the investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States.

RACKWISE, INC.

Investor Profile

(Must be completed by the Purchaser)

Section A - Personal Investor Information

Investor Name(s):
Individual executing Profile or Trustee:
Social Security Numbers / Federal I.D. Number:
Date of Birth:		Marital Status:
Joint Party Date of Birth:		Investment Experience (Years):
Annual Income:		Liquid Net Worth:
Net Worth (excluding value of primary residence):
Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:
Home City, State & Zip Code:
Home Phone:	Home Fax:	Home Email:
Employer:
Employer Street Address:
Employer City, State & Zip Code:
Bus. Phone:	Bus. Fax:	Bus. Email:
Type of Business:
(PLACEMENT AGENT) Account Executive / Outside Broker/Dealer:
If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed. These photocopies must be certified by a lawyer as to authenticity.

Section B – Certificate Delivery Instructions

Please deliver certificate to the Employer Address listed in Section A.
Please deliver certificate to the Home Address listed in Section A.
Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

Wire funds or payment by check in accordance with the “How to subscribe for Notes” Page.
The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

Investor Signature		Date

Schedule 1(f)

Rank

The Notes will rank senior in priority to all existing and future indebtedness of the Company except for the permitted liens (the “Permitted Liens”) as set forth below:

•	Debt owed by the Company to its factor, Richert Funding LLC, under the Factoring and Security Agreement, dated as of February 9, 2012, by and between the Company and Richert Funding, LLC;

•	$50,000 in principal amount plus accrued interest due on an 8% Convertible Promissory Note of the Company dated as of August 16, 2012 and all other senior secured debt of the Company as of the date of the initial closing under the Offering;

•	Obligations which take priority as a matter of law such as the federal tax liens against the Company in connection with unpaid payroll taxes, which liens amounted to approximately $1,567,000 as of April 11, 2014;

•	Trade debt incurred in the ordinary course of business; and

•	Such other Company indebtedness as may be expressly agreed to by the Purchaser and the Company.

EXHIBIT A

Form of Note

EXHIBIT B

Form of Security Agreement

EXHIBIT C

PURCHASER ACKNOWLEDGMENTS

These Acknowledgements are being made in connection with the Subscription Agreement, dated as of May 7, 2014, by and among the Company and the undersigned Purchaser (the “Agreement”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Agreement.

Without limiting the representations and warranties of the undersigned Purchaser (“I” or “me”) contained in the Agreement, I hereby acknowledge:

•	I have carefully studied the Agreement with my tax, accounting and legal advisors and understand their provisions.

•	I am an “accredited investor” under the Securities Act and have extensive knowledge and experience in financial and business matters.

•	I have adequate means of providing such my current financial needs and foreseeable contingencies and have no need for liquidity of my investment in the Units for an indefinite period of time.

•	My investment in the Notes is extremely risky. I can afford a complete loss of my investment and have been advised not to invest if this is not the case.

PURCHASER:

By:
Name of Purchaser: Name of Signatory: Title of Signatory: